Exhibit 10.13

Boost Run Compute Service Agreement

This Boost Run Compute Service Agreement (this “Agreement”), dated as of 8/2/2024, is entered into by and between Boost Run LLC, an Illinois limited liability company (“Boost Run”), and RunPod Inc. (“Customer”). By executing this Agreement, the undersigned represents and warrants that he or she is authorized to act on behalf of the Customer and bind it to the terms of this Agreement. Customer and Boost Run are each referred to herein as a “Party”, and collectively as the “Parties”.

In consideration of the reciprocal commitments outlined herein and other good and valuable consideration, the Parties hereby agree as follows:

1)	Definitions

1.	“Acceptable Use Policy” refers to the definition provided in Section 2.c.

2.	“Account” refers to the definition provided in Section 2.d.

3.	“Agreement” encompasses this Compute Services Agreement, Exhibit A, all attached or incorporated documents, and any Orders executed hereunder.

4.	“Affiliate” of a Party denotes any entity that directly or indirectly controls, is controlled by, or is under common control with that Party, including through one or more intermediaries. For the purposes of this definition, “control” of an entity signifies the direct or indirect ownership or control of more than 50% of the voting interests of said entity.

5.	“Boost Run Indemnified Parties” corresponds to the definition provided in Section 8.

6.	“Boost Run Property” encompasses (i) the Infrastructure Platform and Services, (ii) the Documentation, (iii) all other data, content, materials, facilities, networks, systems, and software supplied by Boost Run or its contractors in connection with the Services, and (iv) all modifications, derivative works, enhancements, updates, and upgrades to any of the aforementioned.

7.	“Confidential Information” encompasses all information disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”), whether communicated orally or in writing, that is either marked or designated as confidential at the time of disclosure or that a reasonable person would consider confidential given the nature of the information and the circumstances under which it is disclosed. Boost Run’s Confidential Information includes the Boost Run Property, pricing information, and the terms of this Agreement (provided that Boost Run may disclose such information to third parties at its sole discretion). Notwithstanding the foregoing, Confidential Information does not include any information that the Receiving Party can demonstrate: (i) is generally known to the public without any breach of obligation to the Disclosing Party; (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party; (iii) was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party; or (iv) is received from a third party without any breach of obligation to the Disclosing Party.

8.	“Customer Property” refers to any data provided to Boost Run by Customer or any User, or otherwise uploaded on or processed by the Infrastructure Platform by Customer or any User in relation to the Services (excluding any Boost Run Property).

9.	“Customer-Provided Products” encompasses all software, products, or services installed or executed by Customer or any User on the Infrastructure Platform or in connection with the Services. This includes software, products, and services designed to interoperate with the Services (e.g., third-party cloud services independently purchased by Customer from the respective third party, separate from this Agreement).

10.	“Data Incident” signifies any breach of security resulting in accidental or unlawful destruction, loss, alteration, unauthorized disclosure, or unauthorized access to Customer Property.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	1

11.	“Documentation” refers to all documentation and instructional materials concerning the use of the Services that Boost Run generally provides to its customer base.

12.	“Effective Date” corresponds to the date on which Services begin under the Order attached hereto as Exhibit B.

13.	“Excluded Claims” corresponds to the definition provided in Section 8.a.

14.	“Fees” refers to all amounts payable to Boost Run under this Agreement and the Order attached hereto as Exhibit B.

15.	“Infrastructure Platform” denotes the infrastructure platform supplied by Boost Run as specified in the Order. This includes any modifications, enhancements, updates, and upgrades made to the platform over time.

16.	“Order” refers to Exhibit B attached hereto.

17.	“Personal Data” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with an identifiable individual, including any information that constitutes “personal data,” “personal information” or a like term as defined by applicable Privacy Law.

18.	“Privacy Law” means any applicable United States state or federal law, or any international law, together with any related regulations that are legally binding on Boost Run and Customer and regulate the processing of Personal Data, including the California Consumer Privacy Act, as modified by the California Privacy Rights Act (together with implementing regulations, the “CCPA”), the Virginia Consumer Data Protection Act, the Colorado Privacy Act, the Connecticut Data Privacy Act, the Utah Consumer Privacy Act, the General Data Protection Regulation (EU) 2016/679 (“GDPR”), including the UK implementation of the GDPR (“UK GDPR)”, and national implementations thereof by EEA member states and Switzerland.

19.	“Sub-processor” signifies any third-party data processor engaged by Boost Run to receive Customer Property for processing on behalf of Customer, which includes third-party data centers, as well as development, production, maintenance, marketing, financing, and customer support providers associated with any of the Services. This is done in accordance with Customer’s instructions (as communicated by Boost Run) and the terms of the written subcontract with Boost Run.

20.	“Term” corresponds to the definition provided in Section 10.a.

21.	“Usage Information” corresponds to the definition provided in Section 5.e.

22.	“User” refers to any individual who accesses Customer’s Account or uses the Services in connection with Customer’s Account.

2)	Services

a.	Service Provision

Subject to Customer’s adherence to the terms and conditions of this Agreement and the complete payment of the Fees, Boost Run grants the Customer a non-sublicensable, non-transferable, non-exclusive right to access and use the Infrastructure Platform for internal business purposes during the Term, in accordance with the terms and conditions of this Agreement. This access and usage are collectively referred to as the “Services.” Boost Run is not obligated to modify, enhance, update, or upgrade the Infrastructure Platform.

b.	Order

The Order is subject to and governed by the terms and conditions of this Agreement.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	2

c.	Acceptable Use Policy

Customer must at all times comply with the Acceptable Use Policy outlined in Exhibit A, as well as any other policies or procedures provided by Boost Run to the Customer from time to time.

d.	Account

Access to the Services is only possible after the creation of an account with Boost Run (the “Account”). The Customer is responsible for providing accurate and up-to-date information for the Account’s authentication process. Customer must not disclose or share any account authentication information with third parties without prior written consent from Boost Run. Customer is solely accountable for maintaining the security and confidentiality of this information, implementing appropriate security protocols, and promptly notifying Boost Run of any unauthorized access or login information.

e.	User Responsibilities

The Customer is responsible for ensuring that its Users comply with the terms and conditions of this Agreement and the Acceptable Use Policy outlined in Exhibit A. Any breach of this Agreement by a User will be considered a breach of this Agreement by the Customer. The Customer retains sole responsibility for managing Users’ access to Customer Property, actions taken by Users related to the Account and Customer Property, and all activities conducted through the Account.

f.	Support Services

Boost Run will make commercially reasonable efforts to provide support via slack, email and/or any other form of communication that falls under Boost Run compliant forms of communication.

g.	Connection

High-speed Internet connection is essential for proper transmission, connectivity and stability of the Services provided by Boost Run. The Customer is responsible for procuring and maintaining network connections that link its network to the Services, including compatible “browser” software and protocols accepted and requested by Boost Run. Boost Run does not assume any responsibility for notifying the Customer or its Users of software upgrades, updates, fixes, or enhancements, nor for any data compromise during transmission across networks not owned by Boost Run. Boost Run disclaims any liability whatsoever related to the reliability or performance of connections used by the Customer or its Users to access the Services and Customer hereby waives any claim to the contrary.

h.	Communications

Boost Run may act upon and rely on all information and instructions provided by Users.

i.	Monitoring and Modifications

Boost Run may monitor the use of the Services and Customer Property for various purposes, including compliance with applicable laws, this Agreement, and the Acceptable Use Policy, investigation of potential violations hereof and thereof, fraud prevention, responding to support requests, and protecting rights, property, and safety. Boost Run may modify the Services and Documentation with prior notice to the Customer, provided that the functionality of the Services to the Customer is not unreasonably reduced.

j.	Suspensions

Boost Run may suspend, throttle, or terminate access to the Services in the event of an actual or suspected breach of this Agreement by the Customer or excessive utilization of the Services affecting system availability or performance, including but not limited to the mining of digital assets. Boost Run may also suspend the Services if unauthorized access is suspected, if required by law or regulation, or to prevent or limit suspension, termination, or breach of third-party contracts or services used by Boost Run to provide the Services. Planned downtime may also result in temporary suspension of access. Boost Run shall not be liable for any modifications, suspensions, terminations or discontinuation of the Customer’s access rights to the Services, and the Customer shall remain responsible for the payment of all Fees.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	3

3)	Fees and Payment Terms

a.	Fees

Customer is responsible for paying all Fees specified in the Order or incurred under this Agreement to Boost Run. The Fees are quoted and payable in United States dollars to the account designated with banking or payment provider instructions by Boost Run. Payment obligations are non-cancelable, and the Fees paid are non-refundable, unless expressly stated otherwise in this Agreement. If the Fees are based on Customer’s use of the Services, Customer will be charged for any additional Fees incurred due to excess use of the Services by Customer or any User.

b.	Invoices and Payment

Following the exhaustion of any prepayments made pursuant to Section 3.d, Boost Run will invoice Customer on a monthly basis for all Fees accrued during each calendar month of the Term. If any amounts invoiced by Boost Run are not received by the due date stated on the invoice, the overdue amounts will be subject to the maximum interest charge permitted by law. Boost Run may withhold the provision of the Services until the overdue amounts are paid in full. Customer will be responsible for all of Boost Run’s costs incurred in connection with collecting Fees and interest thereon owed under this Agreement, including court costs and reasonable attorneys’ fees. Any fee disputes must be submitted to Boost Run within thirty (30) days of the invoice date or the invoice will be considered accepted.

c.	Taxes

Customer is solely responsible for paying all taxes imposed by any governmental body arising from Boost Run’s provision of the Services, with the exception of any income taxes of Boost Run. If Boost Run is required to pay taxes related to Customer’s or any User’s use of the Services, Customer agrees to promptly reimburse Boost Run for any amounts paid. If Customer is required to withhold any taxes related to the Services, the Fees payable to Boost Run will be increased to ensure that Boost Run receives the same amount of Fees, net of any withholding, as it would have received without the withholding. Customer must provide Boost Run with all necessary information and documentation regarding taxes due under this Agreement.

d.	Payment Credits

Amounts prepaid by Customer for the Services will be credited towards the Fees payable under this Agreement. The prepayment amount is set forth in the Order attached hereto as Exhibit B.

4)	Proprietary Rights

a.	Customer Property

Customer retains all rights, title, and interest in the Customer Property, including its intellectual property rights, except as explicitly stated in this Agreement. No right, title, or license to any Customer Property is granted to Boost Run, either expressly or impliedly.

b.	Boost Run Property

Boost Run retains all rights, title and interest in the Boost Run Property, including its intellectual property rights, except as explicitly stated in this Agreement. No right, title, or license to any Boost Run Property is granted to Customer, either expressly or impliedly.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	4

c.	Licenses to Customer Property

Customer grants Boost Run a limited, non-exclusive, worldwide, fully-paid, royalty-free, transferable, sublicensable, irrevocable and perpetual license to access and use the Customer Property for the purpose of providing the Services, creating Usage Information and exercising its rights under this Agreement.

d.	Customer-Provided Products

Customer is solely responsible for obtaining and maintaining all necessary rights, licenses and credentials to use the Customer-Provided Products and services. Customer is also responsible for the installation, operation, updating and maintenance of the Customer-Provided Products and services. Boost Run does not provide any warranties, guarantees or indemnification regarding the Customer-Provided Products or their operation in connection with the Services. Boost Run is not responsible or liable for any data exchange or interaction between Customer and any provider of the Customer-Provided Products.

e.	Open-Source Software

The Services may include or utilize open-source software, which is subject to the relevant open-source license terms. By using the Services, Customer agrees to comply with and be bound by the applicable terms and conditions governing the use of open-source software programs. Customer acknowledges that the term “Services” in this Agreement does not include open-source software.

5)	Data Obligations and Security

a.	Backups and Storage

Boost Run is not obligated to maintain, back up, or store Customer Property on behalf of Customer or any User. It is the sole responsibility of the Customer to configure and use the Services properly and take appropriate steps to ensure the security, protection, and backup of the Customer Property, including in the transmission of Customer Property to Boost Run. This may include using encryption technology and routine archiving. Boost Run shall have no liability for any data loss, unavailability, or any related consequences. Customer is responsible and liable for the activities of any person who gains access to Customer Property or the Services due to Customer’s failure to comply with its obligations.

b.	Processing of Customer Property

If Customer Property includes Personal Data, Boost Run is considered a “service provider” or “processor,” and Customer is the “controller” or “business”, as such terms are defined by applicable Privacy Law. Each Party agrees that it shall comply with its respective obligations under applicable Privacy Laws. Boost Run agrees to notify Customer in the event that it cannot meet its obligations as a “service provider.” Boost Run will only process Personal Data within the Customer Property: (i) for the sole and specific purpose of providing the Services or as instructed by Customer in writing; (ii) as expressly permitted by this Agreement; or (iii) as required by law or regulatory authorities. Boost Run is prohibited from “selling” (as defined by the CCPA) or sharing Personal Data for behavioral advertising purposes, using or disclosing the Personal Data outside the direct business relationship with Customer, or combining Personal Data received from Customer with other sources, except for specific business purposes or as permitted by Privacy Laws. Boost Run shall reasonably cooperate with Customer in Customer’s efforts to monitor Boost Run’s compliance with this Section 5.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	5

c.	Customer Data Responsibilities

Customer shall ensure that only the categories of Personal Data described in Exhibit C are contained in Customer Property. Customer must comply with Privacy Laws and warrants that all Personal Data collected and processed by or on behalf of Customer complies with Privacy Laws, including obligations to provide notice, obtain consent and effectuate consumer rights requests. Customer warrants that it has the rights to transfer all Personal Data to Boost Run for processing as described in this Agreement including, as applicable, the rights to transfer Personal Data out of its jurisdiction of origination. Customer is solely responsible and liable for the processing of all Customer Property, data processed by Users, and any data displayed, disclosed, generated, or published in connection with the Services, including responding to and effectuating all consumer rights requests under applicably Privacy Laws. Customer shall not provide any processing instructions to Boost Run that violate any applicable Privacy Laws.

d.	Security

Boost Run agrees that it will (a) implement commercially reasonable security measures that are consistent with applicable Privacy Laws, and (b) take reasonable steps to ensure that each person responsible for processing Personal Data is subject to a duty of confidentiality. Both Parties will promptly notify each other of any Data Incidents. In the event that Personal Data within Customer Property is compromised as a result of a Data Incident, Boost Run will reasonably assist Customer in fulfilling its notification obligations under applicable Privacy Law to Users or relevant authorities regarding a Data Incident. Customer is responsible for reasonable costs associated with Boost Run’s assistance, unless the Data Incident is determined to be caused by Boost Run, in which case assistance will be provided free of charge. Exhibit D sets forth the technical and organizational measures implemented and maintained by Boost Run and which are designed to protect the Infrastructure Platform and the Services.

e.	Agents and Subcontractors

Customer authorizes Boost Run to engage another processor to perform specific processing activities involving Personal Data on behalf of the Customer, including the sub-processors identified in Exhibit C. In doing so, Boost Run shall enter into a binding written contract with the sub-processor which imposes substantially the same material data protection obligations contained in this Section 5 on the sub-processor.

f.	Usage Information

Customer acknowledges that Boost Run monitors the performance and usage of the Services by its customers, including Customer and Users. This data, known as “Usage Information,” is combined with other information and used in an aggregate, de-identified, and anonymous manner for Boost Run’s business purposes. Examples include electrical and power usage performance information, usage trends, analytics, and the development and improvement of the Services and Boost Run’s other products and services. Boost Run retains all intellectual property rights in Usage Information.

g.	Cross-Border Data Transfers

For Personal Data originating from the EEA, UK, or Switzerland, the Parties agree that Boost Run’s processing of such Personal Data will be pursuant to the Model Clauses. “Model Clauses” shall mean means (i) Module Two of the standard contractual clauses annexed to the European Commission’s Implementing Decision 2021/914 of 4 June 2021 on standard contractual clauses for the transfer of personal data to third countries pursuant to Regulation (EU) 2016/679 of the European Parliament and the Council (“EU SCCs”); and (ii) where the UK GDPR applies, the UK Addendum to the EU Standard Contractual Clauses (“UK Addendum”) issued by the Information Commissioner’s Office under s.119A(1) of the Data Protection Act 2018 (“UK SCCs”). For purposes of the Model Clauses, the following terms will apply: (i) Customer and Boost Run will be deemed to have executed the Model Clauses as of the Effective Date; (ii) Customer will be referred to as the “Data Exporter” and Boost Run will be referred to as the “Data Importer” in the clauses with relevant company name and address and details from the Agreement being inserted accordingly; (iii) Exhibit C will provide supplementary information required, as appropriate; (iv) in Clause 7, the optional docking clause will apply; (v) in Clause 9, Option 2 will apply and the time period for prior notice of sub-processor changes shall be ten (10) business days; (vi) in Clause 11, the optional language will not apply; and (vi) in Clauses 17 and 18(b), the EU SCCs, and any disputes therein, will be governed by the law and courts of Ireland, and the UK Addendum shall be governed by the law and courts of the United Kingdom. In the event that the then-current Model Clauses are invalidated as a valid data transfer agreement or other mechanism under any applicable privacy law, Boost Run shall promptly work in good faith with Customer to put in place a replacement data transfer agreement or other mechanism appropriate to comply with any applicable law (e.g., Boost Run executes successor Model Clauses) as determined by Customer in its sole discretion. In the event of any conflict between this Agreement and the Model Clauses, the Model Clauses shall control. Any conflict between the terms of the EU SCCs and the UK Addendum shall be resolved in accordance with Section 10 and Section 11 of the UK Addendum.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	6

6)	Confidentiality

a.	Confidentiality

Both parties agree to hold the Confidential Information of the other Party in trust and confidence, using the same degree of care as it uses to avoid unauthorized use, disclosure or dissemination of its own Confidential Information of a similar nature, but in any event not less than reasonable care. The Receiving Party will only use the Confidential Information of the Disclosing Party to exercise its rights or fulfill its obligations under this Agreement. The Receiving Party may disclose the Confidential Information of the Disclosing Party only with the prior written consent of the Disclosing Party or as otherwise specified in this Agreement. The Receiving Party may share the Confidential Information with its affiliates, officers, directors, employees, contractors, and agents who have a need to know the information for the purpose of exercising their rights or fulfilling their obligations under this Agreement, and who are bound by written agreements to protect the confidentiality of such information.

b.	Compelled Disclosure

Notwithstanding anything to the contrary in this Section 6.b, if the Receiving Party is legally compelled to disclose the Confidential Information of the Disclosing Party due to law, regulation, legal process, or a governmental or regulatory authority, the Receiving Party will provide the Disclosing Party with prior notice of such compelled disclosure (if legally permitted). The Receiving Party will make reasonable efforts, at the sole cost of the Disclosing Party, to assist the Disclosing Party in filing any necessary documents or taking actions to prevent or limit the disclosure of the Confidential Information.

7)	Warranties, Covenants and Disclaimers

a.	Mutual Warranties

Each Party represents, warrants and covenants to the other Party that: (i) it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of organization; (ii) it has the full right, power and authority to enter into this Agreement; (iii) the execution of this Agreement by it has been duly authorized by all necessary organizational action of such Party; and (iv) when executed and delivered by both Parties, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity.

b.	Customer Warranties

Customer guarantees and affirms to Boost Run that, at all times: (i) it owns or possesses all necessary rights and authorizations to process, use, or handle the Customer Property; and (ii) it possesses all rights (including license or other usage rights) to any patents or other intellectual property rights necessary for, or to be used by, Boost Run in connection with the Services hereunder.

c.	Customer Covenants

Customer covenants and affirms to Boost Run that, at all times it will: (i) comply, and will ensure that all Users comply, with the terms of this Agreement (including the Acceptable Use Policy) regarding any access or use of the Services; (ii) comply with all applicable laws in connection with its use of the Services and otherwise with its performance under this Agreement; and (iii) not use the Services to store or transmit infringing, libelous or otherwise unlawful or tortious material, or to store or transmit material in violation of any third party privacy rights, or use the Services in relation to any unlawful act.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	7

d.	Disclaimer

To the maximum extent permitted by applicable law or regulation, except as expressly stated in this Agreement, Customer hereby acknowledges, agrees, represents and warrants to Boost Run as follows: (i) the Services are provided “as-is”; (ii) Boost Run makes no representations, warranties, covenants, undertakings, or guarantees of any kind to Customer or any User, whether express, implied, statutory, or otherwise; (iii) Boost Run explicitly disclaims all implied representations, warranties, covenants, undertakings, or guarantees of any kind, including those related to title, merchantability, non-infringement, or fitness for a specific purpose; and (iv) Boost Run’s liability under any implied or statutory representation, warranty, covenant, undertaking or guarantee that cannot be legally excluded is limited to either supplying the applicable Services again or paying the cost of supplying the applicable Services again. Additionally, Customer acknowledges and agrees that the Services are not designed or intended for high-risk activities.

8)	Indemnification

a.	Boost Run Indemnification

Boost Run will protect, defend, and hold the Customer and its employees, directors, officers, contractors, representatives, and assigns (collectively referred to as “Customer Indemnified Parties”) harmless from any direct damages incurred by any Customer Indemnified Party as a result of third-party claims alleging that the use of the Services, in accordance with this Agreement, infringes upon any patent, copyright, trademark, or trade secret rights of such third party. In the event that any portion of the Services is likely to, or does become the subject of such a third-party claim, Boost Run may, at its sole discretion and expense: (i) secure the right for the Customer to continue using the allegedly infringing item; (ii) provide a functionally equivalent non-infringing replacement for the item; (iii) modify the item to make it non-infringing and functionally equivalent; or (iv) terminate this Agreement (including the Order) and refund any prepaid fees for Services that have not been provided as of the effective date of termination. Notwithstanding the foregoing, Boost Run shall not be responsible or liable hereunder for any third-party claims arising from: (1) Customer Property or Customer-Provided Products; (2) the use of the Services in combination with software, hardware, networks, or systems not supplied by Boost Run, if the alleged infringement relates to such combination; (3) any modification or alteration of the Services not performed by Boost Run; or (4) Customer’s violation of applicable laws, regulations, third-party rights, or this Agreement, or the use of the Services beyond the expressly granted license (collectively referred to as “Excluded Claims”). The rights and remedies stated in this Section 8.a are Boost Run’s sole obligations and the exclusive remedies available to the Customer for any claim that the Services infringe upon any patent, copyright, trademark, trade secret or other intellectual property rights of a third party.

b.	Customer Indemnification

The Customer will indemnify, defend, and hold Boost Run and its affiliates, as well as their respective employees, directors, officers, contractors, representatives, and assigns (collectively referred to as “Boost Run Indemnified Parties”) harmless from any losses, liabilities, and damages incurred by any Boost Run Indemnified Party as a result of third-party claims, including any costs and expenses (including reasonable attorney’s fees), arising from: (i) allegations that any Customer Property or Customer-Provided Product infringes, violates, or misappropriates any patent, copyright, trademark, or trade secret rights of a third party; (ii) Customer’s breach of this Agreement; or (iii) any Excluded Claim. The rights and remedies stated in this Section 8.b are the Customer’s sole obligations and the exclusive remedies available to Boost Run for any claim that the Customer Property infringes upon any patent, copyright, trademark, trade secret or intellectual property rights of a third party.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	8

c.	Indemnification Procedures

The indemnifying party’s obligations under this Section 8 are subject to the following conditions: (i) the indemnified party must promptly provide written notice of any claim eligible for indemnification under this Section 8 (except if any delay or failure to do so does not relieve the indemnifying party of its obligations unless it materially prejudices its ability to defend the claim); (ii) the indemnifying party must have sole control over the defense or settlement of the claim; and (iii) the indemnified party must cooperate in the investigation and defense of such claim(s) at the indemnifying party’s expense. The indemnifying party cannot settle or consent to an adverse judgment in any such claim that adversely affects the rights or interests of the indemnified party (except to the extent it affects the Customer’s continued use of the Services) without the prior written consent of the indemnified party, provided that such consent shall not be unreasonably withheld.

9)	Limitation of Liability

a.	Limitation of Liability.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW OR REGULATION, IN NO EVENT SHALL BOOST RUN’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY, EXCEED THE AMOUNTS ACTUALLY PAID BY CUSTOMER UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE DATE ON WHICH THE FIRST CLAIM OR CAUSE OF ACTION GIVING RISE TO LIABILITY UNDER THIS AGREEMENT AROSE. THE FOREGOING LIMITATION APPLIES EVEN IF A PARTY’S REMEDIES UNDER THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

b.	Exclusion of Consequential and Related Damages.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW OR REGULATION, IN NO EVENT SHALL BOOST RUN HAVE ANY LIABILITY TO CUSTOMER OR TO ANY THIRD PARTY FOR: (i) ANY LOST PROFITS, LOSS OF USE OR DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY OTHER INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; OR (ii) ANY LOSS OR DAMAGE SUFFERED BY CUSTOMER OR ANY THIRD PARTY (INCLUDING ANY USER) TO THE EXTENT THAT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAILURE OF CUSTOMER TO COMPLY WITH ITS OBLIGATIONS UNDER THIS AGREEMENT.

10)	Term and Termination

a.	Term of Agreement

This Agreement shall commence on the Effective Date and remain in effect until the end date specified in the Order (the “Initial Term”). At the conclusion of the Initial Term, this Agreement shall automatically renew for successive three (3) month terms (each, a “Renewal Term”). The Initial Term and any Renewal Term(s) are referred to herein as the “Term”. The Term shall continue until terminated by either Party in accordance with this Agreement.

b.	Termination for Cause

If a Party materially breaches (it being understood that the failure of Customer to pay any Fees when due and owing shall be deemed a material breach) any provision of this Agreement and the breaching Party fails to cure such breach within thirty (30) days after receiving written notice specifying the breach, the non-breaching Party may terminate this agreement immediately upon written notice to the breaching Party, provided that no such opportunity to cure shall be required if such breach constitutes a violation of applicable law.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	9

c.	Termination for Convenience

Either Party may terminate this Agreement for any reason at any time after the conclusion of the Initial Term by providing ninety (90) days’ written notice of termination to the other Party. Termination pursuant to any such notice shall be effective at the conclusion of the then-existing Term. Notwithstanding the foregoing, either Party may terminate this Agreement without further liability, with immediate effect upon written notice to Customer where a Force Majeure Event causes the interruption of Services lasting more than thirty (30) consecutive days. This Agreement shall remain in full force and effect until the effective date of termination.

d.	Effect of Termination

Upon termination: (i) all rights granted to the Customer under this Agreement will immediately cease; (ii) the Customer and its Users must immediately discontinue all access to and use of the Services; (iii) the Customer shall, at Boost Run’s discretion, either return or destroy all Boost Run Property, including Boost Run’s Confidential Information; and (iv) any outstanding fees owed to Boost Run at the time of termination will become immediately due and payable. After termination, Boost Run may delete the Customer Property in its possession without incurring any liability. However, Boost Run may retain a copy of the Customer Property in accordance with its bona fide data retention practices and as required by applicable laws and regulations.

e.	Surviving Provisions

Any provision that, by its nature, is intended to survive the termination or expiration of this Agreement, will continue to be in effect after such termination or expiration. Termination or expiration of this Agreement will not affect any obligations or liabilities that have accrued or arisen prior to such termination or expiration.

11)	Miscellaneous Provisions

a.	Relationship: This Agreement establishes that there is no partnership, franchise, joint venture, agency, fiduciary, or employment relationship between the Parties. When providing any Services under this Agreement, Boost Run will be considered an independent contractor.

b.	Entire Agreement; Priority: This Agreement represents the complete understanding between the Parties regarding its subject matter, superseding all previous proposals, marketing materials, negotiations, and other written or oral communications between the Parties concerning the subject matter of this Agreement. Any prior non-disclosure agreement entered into before the Effective Date will continue to apply to confidential information disclosed before the Effective Date and all offers made by the Customer to obtain Services from Boost Run, respectively. In case of any conflict or inconsistency between the provisions in the body of this Agreement and the Order, the terms of this Agreement will prevail.

c.	Modification; Waiver: Except as otherwise stated in this Agreement, no modifications or amendments to this Agreement will be effective unless agreed upon in writing by authorized representatives of the Parties. The failure of any Party to enforce any provisions of this Agreement, or to exercise any option or remedy provided by this Agreement, will not be considered a waiver or relinquishment of the right to assert or rely upon such provisions, options, or remedies in the future. Any waiver granted by either Party must be in writing and signed by a duly authorized representative of the Party granting the waiver.

d.	Governing Law: The Parties agree that any disputes arising under this Agreement will be resolved according to the laws of the State of Illinois, without regard to conflicts of laws principles.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	10

e.	Dispute Resolution Procedures: Unless otherwise provided below, the Parties will make good faith efforts to informally resolve any disputes arising from or relating to this Agreement or its breach before resorting to more formal means of resolution. If an informal resolution cannot be reached, the Parties agree to submit any unresolved dispute to final and binding arbitration. The arbitration will take place at the offices of Winston & Strawn LLP in Chicago, Illinois, conducted in English, before a single neutral arbitrator under the JAMS Streamlined Arbitration Rules and Procedures (for claims under $250,000.00) or the JAMS Comprehensive Arbitration Rules and Procedures (for claims over $250,000.00). The arbitrator will apply Illinois law in adjudicating the dispute. The arbitrator’s determinations will be final and not subject to judicial review, except that the award or determination may be entered in any court of competent jurisdiction. The costs of arbitration (including attorneys’ fees of each party) will be borne by the non-prevailing Party in the arbitration, including the costs of transcribing the arbitration, as determined by the arbitrator. The existence, content, or results of the arbitration may not be disclosed without the prior written consent of the other Parties, except as necessary to confirm an award or as required by applicable laws or regulations. Both Parties waive any claim or defense based on lack of personal jurisdiction, improper venue, forum non conveniens or any similar doctrine or theory. Furthermore, both Parties waive their right to a trial by jury and agree that any proceeding to resolve a dispute will be conducted on an individual basis, without seeking to have any dispute heard as a class action or class arbitration.

f.	Injunctive Relief: The Parties acknowledge that any action for equitable relief or any other action not subject to arbitration under applicable laws or regulations, including the enforcement of an arbitration ruling, will be brought before a court of competent jurisdiction located in Cook County in the State of Illinois. The Parties submit to the jurisdiction of the State of Illinois solely for this purpose.

g.	Assignment: Neither Party may assign this Agreement or its rights or obligations under this Agreement without the prior written consent of the other Party, except that Boost Run may subcontract or delegate its obligations under this Agreement without the Customer’s consent. Boost Run may also assign this Agreement, along with its rights and obligations, to an Affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of assets or shares, without the Customer’s consent. Any attempt to assign in breach of this provision will be void. This Agreement will bind and benefit the Parties, their successors, and permitted assigns.

h.	Notices: Unless otherwise specified, all notices to the Customer under this Agreement must be in writing and delivered to the address provided in the Customer’s Account. Notices to Boost Run should be sent to Boost Run LLC, 5 Revere Drive, Suite 200, Northbrook, IL 60062, with a copy to ak@boostrun.com. Either Party may change its notice address by providing notice of the address change as specified in this Agreement. All communications and notices related to this Agreement will be in English and or additional requested languages. However, Boost Run may send business and product-related communications (e.g., product updates, privacy policy updates, critical security updates, and information on critical bug fixes and service critical updates) in other languages as necessary.

i.	Severability: If any provision of this Agreement is found to be illegal, invalid, or unenforceable, the remaining provisions of this Agreement will remain in full force and effect. The Parties will replace the illegal, invalid, or unenforceable provision with a valid and enforceable provision that reflects the original intent of the Parties to the maximum extent permitted by applicable law.

j.	Force Majeure: Boost Run will not be liable for any failure or delay in performance under this Agreement to the extent caused by circumstances beyond its reasonable control, including but not limited to: acts of God, acts of war, blockade, public riot, fire, storm, flood, hurricane, tsunami, explosion, vandalism, cable or fiber cuts, labor disputes or shortages, failures of internet service providers network, pool operator failures, a denial of service or denial-of-service attack(s), power grid outages, hacking or malicious attacks on networks or exchanges, acts of terrorism, terrorist threats, cybercriminal acts, cyber-attacks, national emergency, unforeseen delays in shipping or importation of equipment, acts or omissions of third parties, or any other cause beyond a party’s reasonable control (“Force Majeure Events”). Boost Run shall have the burden of establishing that Force Majeure Event has delayed delivery or performance or interrupted performance and will use its commercially reasonable efforts to minimize the impact of any delay or interruption of Services.

k.	Counterparts: This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

l.	Headings: The headings in this Agreement are for convenience only and will not affect its interpretation.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	11

m.	Construction: The Parties have had the opportunity to review and revise this Agreement. No rule of construction will be applied against any Party based on its role in drafting this Agreement. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

n.	Publicity: Neither Party may issue a press release or make any public statement regarding the existence or content of this Agreement without the prior written consent of the other Party, except as required by applicable laws or regulations.

o.	Language: This Agreement is written in the English language, which will be the controlling language for all matters relating to the interpretation and enforcement of this Agreement. Any translation of this Agreement into any other language is provided for convenience only and will not be legally binding. In the event of a conflict between the English version and a translated version, the English version of this Agreement will prevail.

p.	Third-Party Beneficiaries: This Agreement does not confer any rights or benefits upon any third party, except for Boost Run’s Affiliates, successors, and permitted assigns, as explicitly stated in this Agreement.

q.	Electronic Signature: This Agreement may be executed electronically or by other means of electronic acceptance, which will be deemed as original signatures for all purposes.

r.	Export Control: Each Party will comply with all applicable export control laws and regulations. The Customer agrees that it will not directly or indirectly export or re-export any Boost Run technology or confidential information to any country for which the United States or any other relevant jurisdiction requires an export license or other governmental approval without first obtaining such license or approval.

s.	Interpretation: The terms “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation.” The term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.” The singular includes the plural, and vice versa. The word “will” is used in the imperative sense and has the same meaning as “shall.” The term “day” refers to calendar days, unless specified otherwise.

[Signature Page Follows]

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BOOST RUN LLC

By:	/s/ Andrew Karos
Name:	Andrew Karos
Title:	CEO

Company:	RunPod Inc.

Street:	[Redacted]

City:	[Redacted]

State:	[Redacted]

Zip:	[Redacted]

Country:	[Redacted]

By:	/s/ Jean Michael Desrosiers

Name:	Jean Michael Desrosiers

Title:	Head of customer, RunPod

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	13

Exhibit A

Acceptable Use Policy

Except as explicitly stated in this Agreement, the Customer shall not, and shall not authorize any User or third party to:

1.	Utilize the Services in any manner that deviates from the Documentation or disrupts, overburdens, or impairs the integrity, performance, or availability of the Services (e.g., conducting load tests or penetration tests).

2.	Attempt to gain unauthorized access to the Services, Infrastructure Platform, or any related facilities, systems, or networks of Boost Run or its third-party suppliers.

3.	Access or utilize any part of the Infrastructure Platform not explicitly specified in the Order.

4.	Access or utilize any part of the Services for the purpose of developing a similar or competing product or service, or for benchmarking or competitive monitoring.

5.	Introduce, distribute, or facilitate the transmission of viruses, Trojan horses, spyware, worms, malware, spam, or malicious code using the Services.

6.	Copy, modify, translate, or create derivative works of any Boost Run Property.

7.	Reverse engineer, disassemble, or decompile any software included in the Boost Run Property, except as required by applicable laws or regulations.

8.	Employ the Services for crypto-mining activities.

9.	Employ the Services for any unlawful purpose.

10.	Submit sensitive personal data or information to the Services, including government-issued identification numbers, financial account details, payment card information, and personal health information.

11.	Alter, remove, or violate any copyright or intellectual property notice associated with the Services.

12.	Publicly display any content using the Services.

13.	Allow unauthorized individuals, who are not employees or independent contractors of the Customer, to access or utilize the Services.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	14

Exhibit B

Order

Customer
Effective Date (in timezone of client)
End Date of Initial Term (in timezone of client)
Fees
Total Servers
Prepayment Amount (if any)
Internet Capacity Provided
Excess Internet Use-Fee
GPU Type
Server Spec
Data Storage Fee
Excess Data Storage Fee
Colocation Location
IP White List
Dedicated IPs
Public IPs
Payment Method

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	15

Exhibit C

Description of Processing

The following categories of content are prohibited on Boost Run, LLC. hosted servers due to legal and compliance restrictions. These include:

1. Illegal content: Anything involving illegal activities such as child exploitation, distributing illegal substances, promoting violence or terrorism, or facilitating cybercrime cannot be hosted on legitimate servers.

2. Copyright infringement: Hosting or distributing copyrighted material without permission, such as pirated software, movies, music, or books, is generally not allowed due to intellectual property laws.

3. Hate speech and discrimination: Boost Run, LLC. prohibits content that promotes hate, discrimination, or extreme views against protected groups based on race, religion, gender, sexual orientation, etc.

4. Malware: Distributing malicious software, viruses, or tools explicitly designed for compromising computer systems is not permitted.

5. Spam and phishing: Engaging in unsolicited bulk email campaigns or hosting phishing sites designed to extract user credentials or financial information is not allowed.

6. Illegal gambling or betting: Online gambling and betting services may be restricted or prohibited in certain jurisdictions due to local laws and regulations.

7. Extreme or illegal adult content: While some adult content may be allowed, Boost Run, LLC has strict policies against hosting content involving illegal activities, exploitation, or extreme/obscene material.

8. Restricted military/national security content: Simulations, data, or information related to warfare, weapons development, or other sensitive national security matters are not allowed to be hosted or run on Boost Run, LLC. servers. This includes software or models that could be used for military applications, warfare simulations, or handling classified government data without proper authorization and security clearances.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	16

Exhibit D

Technical and Organizational Measures (TOMs) – Managed Production Systems

The following summarizes the technical and organizational measures (TOMs) implemented and maintained by Boost Run and which are designed to protect the Infrastructure Platform and Services.

Technical Security

The following organizational security measures are in place in order to protect the Infrastructure Platform and Services:

●	A third-party extended detection and response platform

●	Active threat hunting and log-in monitoring

●	Boost Run will implement protections on end-user devices and monitor those devices to be in compliance with the security standard requiring passwords, screen saver, antivirus software, firewall software, hard disk encryption and appropriate patch levels. Controls are implemented to detect and remediate workstation compliance deviations

Organizational Security

The following organizational security measures are in place for all Customer Property stored or processed by Boost Run:

●	All Customer Property is physically and logically isolated

●	Access controls are in place to limit access to Customer Property on an “as needed” basis, managed through a third-party access control platform

●	Logins are tracked and monitored through a third-party security information and event management platform

Physical Security

All client environments and data are hosted within tier-2 or tier-3 datacenters. These data centers employ monitored and regularly audited physical security controls. Access to the data centers and controlled areas within the data centers is limited by job role and subject to authorized approval.

© Boost Run, LLC. All rights reserved. The information in this document is confidential and proprietary to Boost Run, LLC. It may not be reproduced, distributed, or disclosed to third parties without the prior written consent of Boost Run, LLC. For questions, contact Boost Run, LLC at ak@boostrun.com | CLASSIFICATION:CONFIDENTIAL	17